EXHIBIT 10.54

CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”), effective as of October 4, 2019, is made by and between Duke Energy Business Services, LLC, individually and/or collectively, as appropriate, with Duke Energy Corporation and its subsidiaries and affiliates (“Duke Energy”), and Frank Yoho (the “Consultant”) (collectively referred to herein as the “Parties” and individually as a “Party”).
1.Scope. The Consultant will provide advice and consulting services to Duke Energy on matters relating to the functions the Consultant performed while leading Duke Energy’s natural gas business, as well as such other things, as may be requested from time to time by the President of Duke Energy’s natural gas business or his/her delegate (as such position may be restructured during the Consulting Term, as defined in Section 4) (the “Services”). The Consultant will perform all Services requested by Duke Energy in a competent manner using reasonable care and diligence and will only interact or correspond with a government or regulatory official at the request, and with the advance permission, of Duke Energy.
2.Status as an Independent Contractor. The relationship of the Consultant with Duke Energy will at all times be that of an independent contractor and not an employee or agent. The Consultant will have no authority to (i) bind Duke Energy or its related entities, or (ii) act, incur any liabilities or obligations, or make any representations or warranties on its or their behalf. Nothing in this Agreement will be construed to create a partnership, joint venture, agency or employment relationship between Duke Energy and the Consultant. The Parties acknowledge and agree that, during the Consulting Term (as defined below), the Consultant will be available to provide up to 30 hours of Services per calendar month, but, in no event, will the Consultant provide hours of Services in excess of 20% of the hours the Consultant was providing Duke Energy in his capacity as an employee of Duke Energy during the period preceding his retirement.
3.Fees and Reimbursement. During the Consulting Term, Duke Energy will pay the Consultant a consulting fee of $10,000 per full calendar month (prorated for partial calendar months) for Services requested by Duke Energy and provided by the Consultant, with each monthly consulting fee payment being made to the Consultant by the 30th day following the end of the applicable calendar month of the Consulting Term. The Consultant will return to Duke Energy any Duke Energy property (provided to him during the Consulting Term) in his possession at the end of the Consulting Term. Duke Energy also will reimburse the Consultant for actual, necessary, and reasonable out-of-pocket business-related expenses that the Consultant incurs providing the Services requested by Duke Energy; provided, however, that the Consultant must obtain Duke Energy’s consent prior to incurring any such expense that exceeds $250. The Parties agree that, except as specifically set forth in this Section 3, the Consultant shall be entitled to no compensation or benefits from Duke Energy with respect to the Services, shall not be eligible to participate in any employee benefit plans of Duke Energy in connection with providing Services and shall not be credited with service or age credit for purposes of eligibility, vesting or benefit accrual under any employee benefit plan of Duke Energy.
4.Duration and Termination. This Agreement will commence on October 4, 2019 and expire/terminate on October 3, 2020, unless earlier terminated pursuant to the terms of this Agreement (the “Consulting Term”). This Agreement will be terminated immediately upon the death or incapacity of the Consultant, and may be terminated immediately, by the Consultant or Duke Energy for any reason, at any time, upon the provision of written notice. In the event of the termination of this Agreement, as of the time of termination, this Agreement will be of no further force or effect, and no Party will have any liability to the other Party, except that (i) Section 3 (solely with respect to any fees or expenses of the Consultant for Services accrued or incurred on or prior to the date of termination but not yet paid or reimbursed in full by Duke Energy in accordance therewith) and Sections 6, 7 and 8 will survive such termination in accordance with their terms (or, if no survival period is expressly set forth therein, indefinitely); and (ii) nothing herein will relieve any party from liability for any willful breach of this Agreement prior to its termination.
5.Taxes and Compliance. As an independent contractor, the Consultant is responsible for all taxes associated with any payment he receives from Duke Energy pursuant to this Agreement and will indemnify Duke Energy and related entities and hold them harmless in any proceeding, lawsuit, claim or demand pertaining to such taxes.
6.    Confidentiality. The Consultant may acquire or have access to confidential and proprietary information of Duke Energy in performing the Services requested by Duke Energy (the “Confidential Information”). Except to the extent not permitted under applicable law or regulation, the Consultant will not, at any time, without Duke Energy’s prior written consent, directly or indirectly, use or disclose any Confidential Information for his benefit or the benefit of any other person or entity. The Consultant’s obligations under this provision will survive the expiration or termination of this Agreement and are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Consultant may have to Duke Energy and/or its subsidiaries, affiliates or related entities. The Consultant will return all Confidential Information to Duke Energy at the end of the Consulting Term.
The Consultant acknowledges that the Confidential Information is and at all times remains the sole and exclusive property of Duke Energy and/or its affiliates and that Duke Energy and/or its affiliates has the exclusive right, title, and interest to its Confidential Information. No right or license, by implication or otherwise, is granted by Duke Energy as a result of the disclosure of Confidential Information under this Agreement.
7.Indemnity. The Consultant will indemnify and hold Duke Energy and its subsidiaries, affiliates and related entities harmless from any and all claims, demands, suits, actions, causes of action, damages, losses, injuries, costs and expenses, including, but not limited to, attorneys’ fees, payments, judgments, and any and all liabilities arising, or alleged to arise, in whole or in part, from or out of, in any manner whatsoever, the willful misconduct or gross negligence of the Consultant in performing the Services requested by Duke Energy pursuant to this Agreement. Subject to the preceding sentence, Duke Energy agrees to indemnify and hold the Consultant harmless with respect to the results of any action taken based on the advice of the Consultant, including all losses and damages resulting from any legal or regulatory action. This provision will continue in full force and effect notwithstanding expiration or termination of this Agreement.
8.Miscellaneous.

a)Applicable Law. This Agreement will be governed by, construed, and enforced in accordance with the procedural and substantive laws of the State of North Carolina, without regard to any applicable state’s choice of law provisions. Any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to the state or federal court in North Carolina.

b)Severability. If any term or provision of this Agreement is deemed to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and conditions of this Agreement will remain in full force and effect. If any term or provision of this Agreement is deemed to be excessively broad in scope, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law then in effect.

c)Amendment. This Agreement may not be modified except by a written document signed by both Parties. This Agreement constitutes the entire agreement between the Parties and supersedes all previous communications, representations, and agreements, oral or written, between the Parties with respect to the subject matter of this Agreement.

d)Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

IN WITNESS THEREOF, this Agreement has been executed by the parties effective as of the date set forth above.

CONSULTANT	DUKE ENERGY BUSINESS SERVICES, LLC

/s/ Frank Yoho                        /s/ Douglas F Esamann
Frank Yoho                        Douglas F Esamann
Executive Vice President, Energy Solutions & President, Midwest and Florida Regions and Natural Gas Business

9/24/2019                        9/25/2019
Date                            Date

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